                                         Registration Statement No. ____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           THE SECURITIES ACT OF 1933

                           --------------------------
                               MAILKEY CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 NEVADA                                76-0270295
   ---------------------------------       ---------------------------------
     (State of other jurisdiction          (IRS Employer Identification No.)
   of incorporation or organization)

            17194 Preston Rd Suite 102, PO BOX 341, Dallas, TX 75248
            --------------------------------------------------------
             (Address, including zip code, of registrant's principal
                               executive offices)


                      2001 EMPLOYEE STOCK COMPENSATION PLAN
                      -------------------------------------
                            (Full Title of the Plan)

                                 Todd Van Siclen
                            The Otto Law Group, PLLC
                          900 Fourth Avenue, Suite 3140
                                Seattle, WA 98164
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (206) 262-9545
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                        --------------------------------

If any of the Securities being registered on this Form S-8 are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend
or interest reinvestment plans, check the following box.   X
                                                         -----
            -------------------------------------------------------

                             CALCULATION OF REGISTRATION FEE


Title of                                    Proposed           Maximum             Proposed
Securities to           Amount to be     Offering Price       Aggregate            Maximum
be Registered         Registered(2)(3)    Per Share(1)    Offering Price(1)    Amount of Fee(1)
---------------       ---------------    --------------   -----------------    ----------------
Common Stock,            9,990,000            $.045            $449,550              $52.91
$0.001 par value

(1) Estimated solely for the purposes of determining the registration fee pursuant to Rule 457. On February 4, 2005, the fair market value of the Company's common stock, determined from its closing price on the Over-the-Counter Bulletin Board was $.045 per share. On this basis, the maximum aggregate offering price for the shares being registered hereunder is $449,550 and this is the basis for computing the filing fee in accordance with Rule 457(h) and at a rate of the aggregate offering price multiplied by .0001177.

(2) This Registration Statement is filed pursuant to Rule 413 and constitutes an amendment to the Form S-8 filed on March 16, 2001 (File No. 333-57184), as amended on September 24, 2003 (File No. 333-109067).
        The 2001 Employee Stock Compensation Plan, as amended, authorizes a total of 15,000,000 shares, 5,010,000 of which were previously registered on March 16, 2001 (File No. 333-57184) and September 24, 2003 (File No. 333-109067).

(3) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to antidilution provisions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective. The Registrant hereby registers an additional 9,990,000 shares of the Registrant's Common Stock reserved for issuance under the 2001 Employee Stock Compensation Plan, as amended (the "Plan"), thereby increasing the total shares awardable under the Plan to

15,000,000. Pursuant to General Instruction E of Form S-8, except as otherwise provided herein, the contents of this Registration Statement also incorporates by reference the registration statement on Form S-8 (File No. 333-57184) which was filed on March 16, 2001 by Ikon Ventures, Inc. (n/k/a Mailkey Corporation, f/k/a Global Diversified Acquisition Corp., which was f/k/a Sutton Trading Solutions, Inc.), which registered an aggregate of 12,500 shares (adjusted to reflect the April 24, 2003 reverse stock split), and the registration statement (File No. 333-109067) filed on September 24, 2003 (by Global Diversified Acquisition Corp., n/k/a Mailkey Corporation), in which an additional 4,997,500 shares were registered under the Plan (increasing the total to 5,010,000 shares). Following the registration of the additional 9,990,000 shares under this Registration Statement, a total of 15,000,000 shares of the Registrant's Common Stock will be registered under the Plan.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated by reference in this registration statement: (i) Registrant's Annual Report on Form 10-KSB, as amended, for the fiscal year ended March 31, 2004, (ii) Registrant's Quarterly Report on Form 10-QSB and Form 10-QSB, as amended, for the quarter ended December 31, 2003, June 30, 2004, September 30, 2004, (iii) Registrant's Report on Forms 8-K and Form 8-K, as amended, filed June 8, 2004, July 13, 2004, September 8, 2004, October 16, 2001, October 25, 2004, November 10, 2004, November 12, 2004, January 6, 2004, January 25, 2004, and February 4, 2004. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 7, 2004.

                                            MAILKEY CORPORATION


                                            By: /s/ Ivan Zweig
                                            ----------------------------
                                            Ivan Zweig
                                            Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on February 7, 2005.


/s/ Ivan Zweig                 Chief Executive Officer      February 7, 2005
-------------------------
Andrew J. Kacic

/s/ Tim Dean-Smith             Director                     February 7, 2005
-------------------------
Tim Dean-Smith



                                  EXHIBIT INDEX


Exhibit Number                  Description
--------------               -----------------

4.1      2001 Employee Stock Compensation Plan, as amended (1)

4.2      Amendment No. 2 to 2001 Employee Stock Compensation Plan

5.1      Opinion of The Otto Law Group, PLLC

23.1     Consent of The Otto Law Group, PLLC (included in Exhibit 5.1)

23.2     Consent of Independent Auditor


(1) Incorporated by reference to the Form S-8 filed on March 16, 2001 (File No. 333-57184), as amended by the Form S-8 filed on September 24, 2003 (File No. 333-109067).